UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2023

Ibere Pharmaceuticals

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40119	98-1564986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 Market Street, Suite 2030

Philadelphia, PA 19103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (267) 765-3222

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	IBERU	New York Stock Exchange
Class A ordinary share, $0.0001 par value	IBER	New York Stock Exchange
Warrants, each whole warrant exercisable for one Class A ordinary share for $11.50 per share	IBERW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On February 15, 2023, Ibere Pharmaceuticals (the “Company” or “we”) issued a press release announcing that it will redeem all of its outstanding ordinary shares that were included in the units issued in its initial public offering (the “public shares”), effective as of the close of business on March 2, 2023, as the Company will not consummate an initial business combination on or prior to March 2, 2023. We have attached hereto as Exhibit 99.1 a copy of the press release.

Forward-Looking Statements

Certain information contained in this press release may be deemed to constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, the redemption of the Company’s public shares and the Company’s subsequent dissolution and liquidation and its delisting from the New York Stock Exchange and its termination of registration with the Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 15, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBERE PHARMACEUTICALS

	By:	/s/ Osagie Imasogie
		Name:	Osagie Imasogie
		Title:	Chief Executive Officer

Dated: February 15, 2023